EXHIBIT 10.13(ii)

Amendment Number One to the
EXECUTIVES’ DEFERRED COMPENSATION PLAN
of
DUKE REALTY SERVICES LIMITED PARTNERSHIP
(As Amended and Restated Effective December 5, 2007)

This Amendment Number One to the Executives’ Deferred Compensation Plan of Duke Realty Services Limited Partnership (the “Plan”) is hereby adopted this 20th day of August, 2012 by the Deferred Compensation Committee of Duke Realty Corporation. Each capitalized term not otherwise defined herein has the same meaning as set forth in the Plan.

The Plan is hereby amended as indicated, effective as of the date hereof, provided, however, that the following amendment applies exclusively to amounts deferred under the Plan on or after January 1, 2010:

By deleting Section 2.29 and replacing it with the following:

2.29 Performance Share Plan. Performance Share Plan means the Duke Realty Corporation 2000 Performance Share Plan and/or the Duke Realty Corporation 2010 Performance Share Plan, each as amended or restated from time to time.

All other provisions of the Plan shall remain the same.

IN WITNESS WHEREOF, Duke Realty Services Limited Partnership, by a duly authorized officer, has executed this Amendment Number One to the Executives’ Deferred Compensation Plan of Duke Realty Services Limited Partnership, this 20th day of August, 2012.

DUKE REALTY SERVICE LIMITED PARTNERSHIP

By: Duke Realty Corporation
Its general partner

By:	/s/ Neal A. Lewis
Neal A. Lewis
Senior Vice President, Taxation